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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2004

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-117232	41-1955181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 Normandale Lake Boulevard, Suite 250, Minneapolis, MN	55437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 832-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 through 7.01 are not included because they are not applicable.

Item 8.01.	Other Events.

Filing of ABS Term Sheet

Attached as an exhibit is a Structural Term Sheet or Collateral Term Sheet (each, as defined in the no-action letter issued by the staff of the Securities and Exchange Commission (the “Commission”) on February 17, 1995, to the Public Securities Association) (the “ABS Term Sheet”) furnished to Residential Asset Mortgage Products, Inc. (the “Company”) by Credit Suisse First Boston (the “Underwriter”) in respect of the Company’s proposed offering of certain classes of the GMACM Mortgage Pass-Through Certificates, Series 2004-J6 (such classes, the “Certificates”).

The Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”). The Certificates will be registered pursuant to the Act under the Company’s Registration Statement on Form S-3 (No. 333-117232) (the “Registration Statement”). The Company hereby incorporates the ABS Term Sheet by reference in the Registration Statement.

The ABS Term Sheet was prepared solely by the Underwriter, and the Company did not prepare or participate in the preparation of the ABS Term Sheet.

Any statement or information contained in the Term Sheet shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 9.01.	Financial Statements and Exhibits

Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description

1	99.1	Credit Suisse First Boston ABS Term Sheet in connection with certain classes of the GMACM Mortgage Pass-Through Certificates, Series 2004-J6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

By:	/s/ PATRICIA C. TAYLOR

Name:	Patricia C. Taylor
Title:	Vice President

Dated: December 8, 2004

Exhibit Index

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page

1	99.1	Credit Suisse First Boston ABS Term Sheet in connection with certain classes of the GMACM Mortgage Pass-Through Certificates, Series 2004-J6	Filed Electronically

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